Exhibit 16.1

March 18, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ARC Group Worldwide, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 18, 2019 and we agree with such statements concerning our firm.

/s/ Moss Adams LLP